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                                                                  EXHIBIT (8)(t)

                             PARTICIPATION AGREEMENT
                                      AMONG
                     ML LIFE INSURANCE COMPANY OF NEW YORK,
                                       AND
                      FRANKLIN TEMPLETON DISTRIBUTORS, INC.

         THIS AGREEMENT, dated as of the 11th day of October, 2002, by and among ML Life Insurance Company of New York (the "Company"), a New York life insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (hereinafter referred to individually and collectively as the "Account"), and Franklin Templeton Distributors, Inc. ("Distributor"), a New York corporation, which serves as the principal Distributor for each of the investment companies listed in Exhibit B (each a "Fund" and together the "Funds").

         WHEREAS, the shares of beneficial interests of each Fund are divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets;

         WHEREAS, each Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended, (the "1940 Act") and shares of the Portfolios are registered under the Securities Act of 1933, as amended (the "1933 Act");

         WHEREAS, Distributor, which serves as distributor to each Fund, is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD");

         WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to variable annuity contracts set forth in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the "Contracts");

         WHEREAS, each Portfolio issues shares to the general public and to the separate accounts of insurance companies ("Participating Insurance Companies") to fund variable annuity contracts sold to certain qualified pension and retirement plans;

         WHEREAS, the Company intends to purchase shares of other open-end management investment companies that offer shares to the general public to fund the Contracts;

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         WHEREAS, Distributor knows of no reason why shares in any Portfolio may not be sold to Participating Insurance Companies to fund variable annuity contracts sold to certain qualified pension and retirement plans; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios (and classes thereof) listed in Schedule B hereto, as it may be amended from time to time by mutual written agreement (the "Designated Portfolios") on behalf of the Account to fund the aforesaid Contracts, and Distributor is authorized to sell such shares in the Designated Portfolios, and classes thereof, to the Account at net asset value.

         NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, and Distributor agree as follows:

ARTICLE I.        Sale of Fund Shares

         1.1. The Distributor has exclusive authority to distribute the Funds' shares, and shall Distributor make available to the Company for purchase on behalf of the Account Fund shares of the Designated Portfolios and classes thereof listed on Schedule B to this Agreement (the "Shares"). Pursuant to such authority and instructions, and subject to Article IX hereof and each Fund's prospectus and statement of additional information, Distributor agrees to make the Shares available to the Company for purchase on behalf of the Account, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, the Board of Trustees of a Fund (the "Board") may suspend or terminate the offering of Shares of any Designated Portfolio or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary in the best interests of the shareholders of such Designated Portfolio.

                  The Company acknowledges that the Fund has certain policies and restrictions on short-term or excessive trading activity and agrees to cooperate with identifying and monitoring such activity, provide reasonable cooperation in controlling such activity and take such action as reasonably requested by Fund with respect to such activity.

         1.2. Subject to the terms of each Fund's prospectus and statement of additional information, each Fund shall redeem, at the Company's request, any full or fractional Shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Company shall not redeem Shares attributable to Contract owners except in the circumstances permitted in
Section 9.3 of this Agreement, and (ii) the Fund may delay redemption of Shares of any Designated Portfolio to the extent permitted by the 1940 Act, and any rules, regulations, or orders thereunder.

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         1.3.     Purchase and Redemption Procedures

                  (a) The Fund hereby appoints the Company as an agent of the Fund for the limited purpose of receiving purchase and redemption requests on behalf of the Account (but not with respect to any Fund shares that may be held in the general account of the Company) for the Shares made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. All transactions in Account shares shall be executed through the Omnibus Accounts of Company's affiliate Merrill Lynch, Pierce, Fenner & Smith, Inc. ("Omnibus Accounts"). Receipt of any such request (or relevant transactional information therefor) on any day the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC (a "Business Day") by the Company as such limited agent of the Fund prior to the time that the Fund ordinarily calculates its net asset value as described from time to time in the Fund Prospectus (which as of the date of execution of this Agreement is 4:00 p.m. Eastern Time) shall constitute receipt by the Fund on that same Business Day, provided that the Fund receives notice of such request by 11 a.m. Eastern Time on the next following Business Day. Company will provide to the Fund or its designee via the NSCC Fund SERV DCC & S platform (which utilizes the "as of" record layout within Fund/SERV) one or more files detailing the instructions received with respect to each Plan prior to 4:00 p.m. ET on the prior Business Day for each of the Funds. If for any reason Merrill Lynch is unable to transmit the file(s) with respect to any Business Day, Merrill Lynch will notify the Fund or its designee by 11:00 a.m. ET on the next following Business Day.

                  (b) The Company shall pay for Shares on the same day that it notifies the Fund of a purchase request for such Shares. Payment for Shares shall be made in federal funds transmitted to the Fund via the NSCC Fund/SERV DCC&S platform to be received by the Fund by 4:30 p.m. Eastern Time on the day the Fund is notified of the purchase request for Shares (unless the Fund determines and so advises the Company that sufficient proceeds are available from redemption of Shares of other Designated Portfolios effected pursuant to redemption requests tendered by the Company on behalf of the Account). Upon receipt of federal funds transmitted via the NSCC Fund/SERV DCC&S platform, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund. Notwithstanding any provision of this Agreement to the contrary, for purchase and redemption instructions with respect to any Shares, Company and the Fund will settle the purchase and redemption transactions referred to herein, via the NSCC Fund/SERV platform settlement process on the next Business Day following the effective trade date. The Fund will provide to Company a daily transmission of positions and trading activity taking place in the Omnibus Accounts using a method that is agreed upon by the Company and the Distributor

                  (c) Payment for Shares redeemed by the Account or the Company shall be made in federal funds transmitted via the NSCC Fund/SERV DCC&S platform to the Company or any other designated person on the next Business Day after the Fund is properly notified of the redemption order of such Shares (unless redemption proceeds are to be applied to the purchase of

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Shares of other Designated Portfolios in accordance with Section 1.3(b) of this
Agreement), except that the Fund reserves the right to redeem Shares in assets other than cash and to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any Rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then current prospectus. The Fund shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

         1.4. In accordance with current operating procedures as agreed to by the parties, distributor shall use its best efforts to make the closing net asset value per Share for each Designated Portfolio available to the Company each Business Day via the NSCC Profile 1 platform, and in any event, as soon as reasonably practicable after the closing net asset value per Share for such Designated Portfolio is calculated, and shall calculate such closing net asset value, including any applicable daily dividend factor, in accordance with each Fund's Prospectus. In the event that a Designated Portfolio's net asset value per Share is not made available to the Company by such time on a given Business Day ("Day 1"), and the Company is unable to calculate purchase and redemption orders for the Portfolio's Shares received on Day 1 ("Day 1 Trades") for transmission to the Fund or its transfer agent within the timeframes identified in Section 1.3, as applicable, the Company agrees to calculate such Day 1 Trades in the next cycle based on the Designated Portfolio's net asset value per Share when received and transmit such orders to the Fund or its transfer agent, either separately or along with the purchase and redemption orders received on the next Business Day ("Day 2 Trades"), within the timeframes identified in Section 1.3 for Day 2 Trades. In such event, provided that Day 1 Trades are segregated from Day 2 Trades when transmitted to the Fund or its transfer agent, the Fund agrees to effect Day 1 Trades at the Designated Portfolio's net asset value per Share for Day 1. Neither the Fund, any Designated Portfolio, Distributor, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company to the Fund or Distributor. Any material error in the calculation or reporting of the closing net asset value, including any applicable daily dividend factor per Share shall be reported immediately upon discovery to the Company. In such event the Company shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct closing net asset value, including any applicable daily dividend factor per Share. Any error of a lesser amount shall be corrected in the next Business Day's net asset value per Share.

         1.5. Subject to the terms of each Fund's prospectus and statement of additional information, Distributor will make available for purchase by the Company, on its behalf and on behalf of the Account a class of shares available at net asset value which are not subject to a contingent deferred sales charge or redemption fee. In addition, subject to the terms of each Fund's prospectus and statement of additional information, no exchange fees will be applicable to shares of the Funds purchased by the Company, on its behalf and on behalf of the Account. Distributor shall furnish notice (via the mutual fund profile service-price and rate) to the Company as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Shares. The form of

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payment of dividends and capital gains distributions will be determined in accordance with the Company's operational procedures in effect at the time of the payment of such dividend or distribution. At this time the Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Shares in the form of additional Shares of that Designated Portfolio. Company will reinvest the additional Shares of that Designated Fund through a trade processed via the NSCC platform. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in the form of cash. The parties understand and agree that all transactions of Account shares contemplated herein shall be executed through the Omnibus Account and that Company's affiliate, Merrill Lynch, Pierce, Fenner & Smith, Inc. will receive all such dividends and distributions in the form of cash which Company, in turn, will immediately reinvest in the form of additional Shares of that Designated Portfolio. The Transfer Agent shall notify the Company promptly of the number of Shares so issued as payment of such dividends and distributions.

         1.6. Issuance and transfer of Shares shall be by book entry only and executed through the Omnibus Accounts. Stock certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

         1.7      Fund Information.

         (a) Distributor will provide (or cause to be provided) to Company the information set forth in Schedule C hereto. In addition, notwithstanding anything contained in this Agreement to the contrary, Distributor hereby agrees that Company may use such information in communications prepared for the Contracts, including, but not limited to, application, marketing, sales and other communications materials. Distributor will provide timely notification to Company of any change to the information described in Part I of Schedule C including without limitation any change to the CUSIP number or symbol designation of a Fund. Distributor shall notify Company with any change to the CUSIP number or symbol at least ten (10) Business Days prior to the effective date of the change or the effect of the change with respect to transactions by the Account in any affected Fund and shall, if applicable, be delayed for a reasonable time following notification hereunder.

         (b) Notwithstanding anything to the contrary in this Agreement, upon request, the Fund will provide Company with prospectuses, proxy materials, financial statements, reports and other materials relating to each Fund in sufficient quantity for each Contract owner invested in the Fund.

         (c) With the exception of (i) listings of product offerings; (ii) materials in the public domain (e.g., magazine articles and trade publications); and (iii) materials used by Company on an internal basis only, Company agrees not to furnish or cause to be furnished to any third parties or to display publicly or publish any information or materials relating to the Funds, except such materials and information as may be distributed to Company by Distributor or approved for distribution by Distributor upon Company's request.

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         1.8.     The parties hereto acknowledge that the arrangement
contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other investors and the cash value of the Contracts may be invested in other investment companies.

ARTICLE II.       Representations and Warranties

         2.1. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under Arkansas insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act. The Company shall register and qualify the Contracts or interests therein as securities in accordance with the laws of the various states only if and to the extent deemed advisable by the Company.

         2.2. Distributor represents and warrants that Shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with applicable state and federal securities laws and that each Fund is and shall remain registered under the 1940 Act. Distributor shall amend the registration statement for each Fund's shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. Distributor shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by Distributor.

         2.3. Distributor agrees to use reasonable efforts to comply with any applicable state insurance laws or regulations (including the furnishing of information not otherwise available to the Company which is required by state insurance law to enable the Company to obtain the authority needed to issue the Contracts in any applicable state, and including cooperating with the Company in any filings of sales literature for the Contracts), to the extent notified thereof in writing by the Company.

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         2.4.     Distributor represents that each Fund is lawfully organized and validly existing and that it does and will comply in all material respects with the 1940 Act.

         2.5. Distributor represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. Distributor further represents that it will sell and distribute the Fund shares in accordance with any applicable state and federal securities laws.

         2.6. Distributor represents and warrants on behalf of itself and the Funds that all of their trustees/directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

ARTICLE III.      Prospectuses and Proxy Statements; Voting

         3.1. Distributor shall provide the Company with as many copies of the Fund's current prospectus of the Designated Portfolios listed on Schedule B as the Company may reasonably request. The Fund or Distributor shall bear the expense of printing copies of the current prospectus and profiles for the Fund that will be distributed to prospective and existing Contract owners, and the Company shall bear the expense of printing copies of the Contract's prospectus and profiles that are used in connection with offering the Contracts issued by the Company.

         3.2. The Fund's prospectus shall state that the current Statement of Additional Information ("SAI") for the Fund is available, and Distributor (or the Fund), at its expense, shall provide a reasonable number of copies of such SAI free of charge to the Company for itself and for any owner of a Contract who requests such SAI.

         3.3. Distributor shall provide the Company with information regarding the Fund's expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract.

         3.4. The Fund, at its or Distributor's expense, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

         3.5.     The Company shall:

                  (i)      solicit voting instructions from Contract owners;

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                  (ii)     vote the Shares in accordance with instructions
                           received from Contract owners; and

                  (iii) vote Shares for which no instructions have been received in the same proportion as Shares of such portfolio for which instructions have been received,

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law. The Company will vote Shares held in any segregated asset account in the same proportion as Shares of such portfolio for which voting instructions have been received from Contract owners, to the extent permitted by law.

ARTICLE IV.       Sales Material and Information

         4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that the Company develops and in which the Fund (or a Designated Portfolio thereof) or the Adviser or Distributor is named or describes a Fund other than as set forth in the Fund prospectus or the material listed on Part I of Schedule C attached hereto. The parties understand and agreethat the Distributor has reviewed and approved a description of Fund(s) for use in Contract rollout sales materials. No such material shall be used until approved by Distributor or its designee. Distributor or its designee will be deemed to have approved such sales literature or promotional material unless the Fund or its designee objects or provides comments to the Company within ten (10) Business Days after receipt of such material. Distributor or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund (or a Designated Portfolio thereof) or the Adviser or Distributor is named, and no such material shall be used if Distributor or its designee so object.

         4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or the Adviser or Distributor in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by Distributor, except with the permission of the Fund or Distributor or the designee of either.

         4.3. The Fund and Distributor, or their designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or its Account, is named. No such material shall be used until approved by the Company. The Company will be deemed to have approved such sales literature or promotional material unless the Company objects or provides comments to the Fund,

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Distributor, or their designee within ten Business Days after receipt of such material. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

         4.4. The Fund and Distributor shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement and prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

         4.5. Upon request, Distributor will provide to the Company at least one complete copy of each Fund's registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional material..

         4.6. The Company will provide to Distributor at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to Distributor any complaints received from the Contract owners pertaining to the Fund or the Designated Portfolio.

         4.7. Distributor will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Designated Portfolio, and of any material change in a Fund's registration statement, particularly any change resulting in a change to the registration statement or prospectus for any Account. Distributor will work with the Company so as to enable the Company to solicit proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner.

         4.8. For purposes of this Article IV, the phrase "sales literature and other promotional materials" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints

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or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other communications distributed or made generally available with regard to the Fund.

ARTICLE V.        Fees and Expenses

         5.1. All expenses incident to performance by Distributor under this Agreement shall be paid by Distributor. Distributor shall see to it that all Fund shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by Distributor , in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

         5.2. The Company shall bear the expenses of distributing the Fund's prospectus to owners of Contracts issued by the Company and of distributing the Fund's proxy materials and reports to such Contract owners.

ARTICLE VI.       Diversification and Qualification

         6.1. Distributor represents that each Fund is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, and will maintain such qualification (under Subchapter M or any successor or similar provisions) and Distributor will notify the Company immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or might not so qualify in the future.

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ARTICLE VII.      Indemnification

         7.1.     Indemnification By the Company

                  7.1(a). The Company agrees to indemnify and hold harmless the Funds and Distributor and each of its trustees/directors and officers, and each person, if any, who controls the Funds or Distributor within the meaning of
Section 15 of the 1933 Act or who is under common control with Distributor (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of Distributor or a Fund for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of a Fund supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company's authorization or control, with respect to the sale or distribution of the Contracts or Fund Shares; or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of a Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to Distributor or a Fund by or on behalf of the Company; or

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                  (iv)     arise as a result of any material failure by the
                  Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Section 6.1 of this Agreement);

                  (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

                  (vi) arise out of any violation of law, rule or regulation by the Company in connection with the performance of its services hereunder.

as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

                  7.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement.

                  7.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                  7.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of Fund shares or the Contracts or the operation of a Fund.

         7.2.     Indemnification by Distributor

                  7.2(a). Distributor agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Distributor) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or profile or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Distributor or the Fund by or on behalf of the Company for use in the registration statement, profile, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by Distributor or persons under their control) or wrongful conduct of the Fund or Distributor or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of a Fund or Distributor; or

                  (iv) arise as a result of any failure by aDistributor to provide the services and furnish the materials under the terms of this Agreement (including a failure of a

                  Fund, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in
                  Section 6.1 of this Agreement); or

                  (v) arise out of or result from any material breach of any representation and/or warranty made by Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by Distributor; or

                  (vii) arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate; or

                  (viii) arise out of any violation of law, rule or regulation by the Distributor in connection with the performance of its services hereunder.

as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

                  7.2(b). Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

                  7.2(c). Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Distributor of any such claim shall not relieve Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, Distributor will be entitled to participate, at its own expense, in the defense thereof. Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from Distributor to such party of Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                  7.2(d). The Indemnified Party will promptly notify Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

ARTICLE VIII.     Applicable Law

         8.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

         8.2. This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules, and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE IX.       Termination

         9.1. This Agreement shall continue in full force and effect until the first to occur of:

                  (a) termination by any party, for any reason with respect to some or all Designated Portfolios, by three (3) months advance written notice delivered to the other parties; or

                  (b) termination by the Company by written notice to the Fund and Distributor based upon the Company's determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; or

                  (c) termination by the Company by written notice to the Fund and Distributor in the event any of the Shares are not registered, issued, or sold in accordance with applicable state and/or federal law or such law precludes the use of such Shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

                  (d) termination by Distributor in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, the Insurance Commissioner, or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Shares; provided, however, that Distributor determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

                  (e) termination by the Company in the event that formal administrative proceedings are instituted against a Fund or Distributor by the NASD, the SEC, or any state securities or insurance department, or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Distributor to perform its obligations under this Agreement; or

                  (f) termination by the Company by written notice to Distributor with respect to any Designated Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M as specified in Section 6.1 hereof, or if the Company reasonably believes that such Portfolio may fail to so qualify or comply; or

                  (g) termination by Distributor by written notice to the Company, if Distributor shall determine, in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

                  (h) termination by the Company by written notice to Distributor, if the Company shall determine, in its sole judgment exercised in good faith, that the Funds, the Adviser, or Distributor has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

                  (i) termination by the Company upon any substitution of the shares of another investment company or series thereof for Shares in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Fund and Distributor of the date of substitution.

         9.2. Notwithstanding any termination of this Agreement, Distributor shall, at the option of the Company and subject to the terms of each Fund's prospectus and statement of additional information, continue to make available additional Shares pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless Distributor requests that the Company seek an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the Shares. In the event that Distributor requests that Company seek such an order permitting substitution of other securities, Distributor and Company agree to reasonably cooperate in the selection of replacement Shares and Distributor agrees to split the cost of preparing and submitting the necessary application to the SEC. Specifically, the owners of the

Existing Contracts may be permitted to reallocate investments in a Fund, redeem investments in a Fund, and/or invest in a Fund upon the making of additional purchase payments under the existing Contracts (subject to any such election by Distributor). The parties agree that this Section 9.2 shall not apply to any terminations under Section 9.1(i) of this Agreement.

         9.3. The Company shall not redeem Shares attributable to the Contracts (as opposed to Shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), (iii) upon 45 days prior written notice to Distributor, as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act, but only if a substitution of other securities for the Shares is consistent with the terms of the Contracts, or (iv) as permitted under the terms of the Contract. Upon request, the Company will promptly furnish to Distributor reasonable assurance that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contacts, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving Distributor 45 days notice of its intention to do so.

         9.4. Notwithstanding any termination of this Agreement, each party's obligation under Article VII to indemnify the other parties shall survive.

ARTICLE X.        Notices

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Company:         Barry G. Skolnick, Esq.
                                    Senior Vice President and General Counsel
                                    ML Life Insurance Company of New York
                                    7 Roszel Road
                                    Princeton, New Jersey 08540

         If to Distributor:         Peter Jones
                                    President
                                    Franklin Templeton Distributors, Inc.
                                    One Franklin Parkway
                                    San Mateo, CA 94403-1906

ARTICLE XI.       Miscellaneous

         11.1. The parties agree that neither the Board, officers, agents, or shareholders of any Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.

         11.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information has come into the public domain.

         11.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         11.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         11.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         11.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Arkansas Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable contract operations of the Company are being conducted in a manner consistent with the Arkansas variable annuity laws and regulations and any other applicable law or regulations.

         11.7. The rights, remedies, and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         11.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

ML LIFE INSURANCE COMPANY OF NEW YORK:

                                    By its authorized officer

                                    By:    _____________________________________
                                    Name:  Lori M. Salvo
                                    Title: Vice President & Secretary

FRANKLIN TEMPLETON DISTRIBUTORS, INC

                                    By its authorized officer

                                    By:    _____________________________________
                                    Name:  _____________________________________
                                    Title: _____________________________________

                                   SCHEDULE A

Dated: October 11, 2002

SEPARATE ACCOUNTS OF THE COMPANY

Merrill Lynch Life Variable Annuity Separate Account D

CONTRACTS

Contract # MLNY-VA-006

                                   SCHEDULE B

                        DESIGNATED PORTFOLIOS AND CLASSES

Templeton Growth Fund, Class A
Templeton Foreign Fund, Class A

Dated: October 11, 2002

                                   SCHEDULE C

                                 FUND MATERIALS

PART I.           Fund Description

- The Fund will provide to Company or a common service provider designated by Company within ten (10) days of the end of each month, the Fund's average annual return for the 1, 5, and 10 year periods ending the current month on a Net Asset Value basis.

- The Fund will provide to Company a description of the Fund including holdings, portfolio composition, largest sectors and geographical allocation and a statement of objective in a mutually acceptable format.

PART II.          Fund Information and Materials

- A supply of materials relating to the Funds (prospectuses, quarterly reports and other brochures) to include with contract application sales, marketing and communication materials.

- Specific investment performance information that may be requested that cannot be obtained from the prospectus. This would include specific calculations on various performance parameters and will require an aggressive turnaround time (usually 5 business days).